                                                                    EXHIBIT 99.1


                        [SYNOVIS LIFE TECHNOLOGIES LOGO]


FROM:                                       FOR:
Padilla Speer Beardsley Inc.                Synovis Life Technologies, Inc.
1101 West River Parkway                     2575 University Ave.
Minneapolis, Minnesota 55415                St. Paul, Minnesota 55114

CONTACTS:                                   CONTACTS:
Nancy A. Johnson/Marian Briggs              Richard Kramp, President
(612) 455-1745 / (612) 455-1742             Brett Reynolds, CFO
                                            (651) 796-7300


FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES REPORTS FOURTH-QUARTER
AND FISCAL YEAR 2006 RESULTS

SURGICAL BUSINESS REPORTS 37 PERCENT REVENUE GROWTH AND PROFITABILITY IN FOURTH QUARTER; INTERVENTIONAL BUSINESS REVENUE IMPROVES SEQUENTIALLY; CONSOLIDATED GROSS MARGIN RISES 9 PERCENTAGE POINTS IN FOURTH QUARTER

          ST. PAUL, Minn., December 6, 2006 - Synovis Life Technologies, Inc. (Nasdaq: SYNO), today reported its financial results for the fourth quarter and fiscal year ended October 31, 2006. Fourth-quarter consolidated net revenue was $14.6 million versus $16.8 million in the year-ago period. Surgical business revenue was a record $8.1 million in the quarter compared to $5.9 million in the year-ago period, while interventional business revenue was $6.5 million in the quarter versus $10.9 million in the fourth period of fiscal 2005. The company reported net earnings of $0.01 per diluted share in the fourth quarter compared to $0.02 per diluted share in the year-earlier period.
          "We are gratified to see our surgical business move ahead of the costs of our transition to a direct sales force and return to solid profitability in the fourth quarter, as planned," said Karen Gilles Larson, Synovis chief executive officer. "As we have indicated previously, we expect the transition to be completed in January 2007. Our interventional business continued to be affected in the fourth quarter by the well-publicized market situation surrounding cardiac rhythm management (CRM) devices, resulting in a steep sales decline in this segment compared to the fourth quarter of last fiscal year when, in hindsight, CRM companies were optimistic about the market for their devices and ordered accordingly. We are, however, pleased to see sequential quarterly revenue growth in our interventional

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Synovis Life Technologies, Inc.
December 6, 2006
Page 2


business and the moderating effect our efficiency initiatives provided in the face of the revenue decline. Synovis is a preferred CRM vendor. We anticipate that our ability to deliver high-quality products on time will provide us with a strong advantage when CRM market growth returns at the end-user level."
          The consolidated gross margin in the quarter was 43 percent, a 9 percentage point gain over the fourth quarter of fiscal 2005. The higher margin is due to proportionately more surgical business revenue and an increase in the surgical business gross margin, partially offset by a decrease in the interventional business gross margin.
         Consolidated operating expenses totaled $6.7 million in the quarter, up $920,000 from the year-ago period. Almost all of the increase can be accounted for by the additional dollars spent on a direct U.S. sales force in the surgical business.
         In fiscal 2006, consolidated net revenue was $55.8 million compared to $60.3 million last fiscal year. The consolidated net loss was $1.5 million, or $0.12 per share, compared with net income of $883,000, or $0.07 per diluted share, in fiscal 2005.
         With $47.0 million in cash, cash equivalents and short-term investments at October 31, 2006, the company is in a strong position to support its active acquisition program targeted at leveraging the surgical business portfolio. Cash, cash equivalents and short-term investments were $44.3 million at the close of fiscal 2005. Cash provided by operating activities was $3.8 million in fiscal 2006 versus $5.3 million for fiscal 2005. Free cash flow totaled $2.2 million, compared to $2.1 million in the prior fiscal year.

SURGICAL BUSINESS
         Surgical business net revenue reached a record $8.1 million in the fourth quarter, a 37 percent increase over $5.9 million in the year-ago period. In fiscal 2006, surgical business revenue improved to $27.7 million, an 11 percent increase over $25.0 million last fiscal year.


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Synovis Life Technologies, Inc.
December 6, 2006
Page 3


         Revenue from Peri-Strips(R) (PSD), a key surgical business product, rose to $3.0 million in the fourth quarter, up 54 percent over $1.9 million in the year-ago period, and up 13 percent sequentially over $2.6 million in the third quarter. In fiscal 2006, total Peri-Strips sales rose to $9.7 million, a 9 percent increase over fiscal 2005. Synovis has a comprehensive line of buttressing products in the market: PSD Apex, PSD Veritas(R) and PSD Veritas Circular.
         "Domestic Peri-Strips sales rose in units as well as dollars in the fourth quarter," noted Richard Kramp, Synovis president. "We are also pleased to see the sequential unit growth over the 2006 third quarter. Our direct sales force is strategically focused on the significant bariatric market, gaining new accounts and serving existing accounts, and is showing strong momentum as we head into fiscal 2007."
         In October, Synovis received a U.S. patent for its Peri-Strips circular stapler buttress. Like the linear Peri-Strips, this circular buttress is used to reinforce surgical staple lines and reduce the risk of leaks that can cause surgical complications. Currently, Synovis is marketing the circular buttress for use in bariatric surgery and is experiencing good success. The circular buttress is also available on a controlled basis for use in colorectal surgery. For marketing purposes, the company is collecting clinical data generated by leading colorectal surgeons and believes colorectal surgery could be a major opportunity.
         Sales of the company's microsurgery products increased 52 percent in the fourth quarter, reaching $1.1 million, compared to $744,000 in the previous year's quarter. Sales of the Microvascular Anastomotic Coupler, a device for connecting small blood vessels without sutures, were up 54 percent in the fourth quarter.
         The surgical business's fourth-quarter gross margin was 64 percent, up from 53 percent a year ago. The gross margin rose as a result of higher selling prices due to the sales force transition, product and geographic sales mix, as well as production volume increases which led to better material, labor and overhead utilization.
         The 37 percent increase in revenue, along with the associated gross margin increase, produced operating income of $570,000 -- marking a significant change from the year-ago fourth-quarter operating loss of $365,000. For fiscal 2006, a transitional year for the surgical business, this segment showed an operating loss of $482,000 compared to operating income of $1.2 million in fiscal 2005.


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Synovis Life Technologies, Inc.
December 6, 2006
Page 4


INTERVENTIONAL BUSINESS

         Interventional business revenue declined to $6.5 million in the fourth quarter from a record $10.9 million in the year-ago period, but revenue in the just-completed quarter was up 14 percent sequentially over $5.7 million in the third quarter. Fiscal 2006 interventional revenue was $28.1 million versus $35.3 million in the prior year.
         "Interventional business revenue improved over the third quarter despite the continuing dampened demand for CRM devices arising from reimbursement and recall concerns. The improvement was aided by a large customer's renewed demand to produce certain precious metal coils, after the customer's orders had decreased significantly in the third quarter of this fiscal year," said Kramp. "Our interventional business provides high-quality manufacturing and on-time delivery, operates efficiently and is staffed with creative problem solvers. As a result, we are a preferred vendor in the markets we serve. We expect that we will participate in renewed growth in our largest market, CRM when it returns. In the meantime, we are aggressively focused on expanding our market and customer base, and are currently engaged in several development projects toward that end."
         The interventional segment gross margin was 18 percent in the fourth quarter of 2006 compared to 24 percent in the same period of fiscal 2005. For fiscal 2006, the interventional gross margin was 19 percent compared to 22 percent last fiscal year. The gross margin decrease for the quarter and year was due to the lower revenue, product mix changes and higher overhead rates resulting from lower production volumes. The operating loss was $335,000 in the fiscal 2006 fourth quarter, improving sequentially from an operating loss of $717,000 in the third quarter but down from operating income of $827,000 in the year-ago period.

CONFERENCE CALL AND WEBCAST

         Synovis Life Technologies will host a live Webcast of its fiscal fourth-quarter conference call today, December 6, at 10:00 a.m. CT to discuss the company's results. To access the live Webcast, go to the investor information section of the company's Web site, www.synovislife.com, and click on the Webcast icon. A Webcast replay will be available beginning at noon CT, Wednesday, December 6, 2006.


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Synovis Life Technologies, Inc.
December 6, 2006
Page 5

         If you prefer to listen to an audio replay of the conference call, dial
(800) 405-2236 and enter access number 11077315. The audio replay will be available beginning at 1:00 p.m. CT on Wednesday, December 6, through 6:00 p.m. CT on Friday, December 8.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.
         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, outcomes of clinical and market trials as well as regulatory submissions, the number of certain surgical procedures performed, the ability to identify, acquire and successfully integrate suitable acquisition candidates, the cost and outcome of intellectual property litigation, the level and timing of orders from contract manufacturing customers, and the effectiveness of the company's transition to a domestic direct sales force in its surgical business, as well as the other factors found in the company's Annual Report on Form 10-K for the year ended October 31, 2005.


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Synovis Life Technologies, Inc.
December 6, 2006
Page 6




SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                                Three Months Ended                       Year Ended
                                                    October 31                           October 31
                                              2006               2005              2006                2005
                                              ----               ----              ----                ----

Net revenue                               $ 14,583           $ 16,831          $ 55,835            $ 60,256
Cost of revenue                              8,255             11,078            34,187              38,436
Gross margin                                 6,328              5,753            21,648              21,820
Gross margin percentage                        43%                34%               39%                 36%
Selling, general and
     administrative                          5,779              5,003            22,444              17,810
Research and development                       919                770             3,383               3,839

Other                                          ---                  5               ---                 135
Operating income (loss)                       (370)               (25)           (4,179)                 36
Interest, net                                  384                248             1,337                 893
Income (loss) before provision
     (benefit) for income taxes                 14                223            (2,842)                929

Provision (benefit) for income
     taxes                                     (78)               (59)           (1,361)                 46

Net income (loss)                         $     92           $    282          $ (1,481)           $    883

Basic earnings (loss) per
     share
Diluted earnings (loss)                   $   0.01           $   0.02          $  (0.12)           $   0.07
     per share                            $   0.01           $   0.02          $  (0.12)           $   0.07

Weighted average basic
     shares outstanding                     12,077             11,883            12,004              11,793
Weighted average diluted
     shares outstanding                     12,148             12,053            12,004              11,998



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Synovis Life Technologies, Inc.
December 6, 2006
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SYNOVIS LIFE TECHNOLOGIES, INC.

Business Segment Information (unaudited)
(In thousands)


                                               Three Months Ended                      Year Ended
                                                    October 31                          October 31
                                              2006               2005                2006           2005
                                              ----               ----                ----           ----

Net revenue
    Surgical business                      $  8,051           $ 5,892              $27,743        $24,993
    Interventional business                   6,532            10,939               28,092         35,263
                                             ------            ------               ------         ------
    Consolidated                           $ 14,583           $16,831              $55,835        $60,256

Gross margin
    Surgical business                      $  5,144           $ 3,102              $16,435        $14,077
    Interventional business                   1,184             2,651                5,213          7,743
                                              -----             -----               ------         ------
    Consolidated                           $  6,328           $ 5,753              $21,648        $21,820

Gross margin percentage
    Surgical business                           64%               53%                  59%            56%
    Interventional business                     18%               24%                  19%            22%
    Consolidated                                43%               34%                  39%            36%

Operating income (loss)
    Surgical business                      $    570           $  (365)             $  (482)        $1,152
    Interventional business                    (335)              827               (1,400)           892
    Corporate and other                        (605)             (487)              (2,297)        (2,008)
                                               ----              ----               ------         ------
    Consolidated                           $   (370)          $   (25)             $(4,179)        $   36




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Synovis Life Technologies, Inc.
December 6, 2006
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SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets (unaudited)
As of October 31, 2006 and 2005
(In thousands, except share and per share data)

                                                                              October 31,              October 31,
                                                                                 2006                      2005
                                                                          ----------------           ---------------

ASSETS
Current assets:
Cash and cash equivalents                                                        $  7,053                   $  8,183
Short-term investments                                                             39,926                     36,128
Accounts receivable, net                                                            6,740                      8,019
Inventories                                                                         8,590                     10,500
Other                                                                               2,759                      2,603
                                                                                    -----                      -----
     Total current assets                                                          65,068                     65,433

Property, plant and equipment, net                                                 12,228                     13,931
Goodwill and other intangible assets, net                                           7,393                      7,599
Deferred income taxes                                                                 861                        ---
                                                                                 --------                   --------
     Total assets                                                                $ 85,550                   $ 86,963
                                                                                 ========                   ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                            $  5,625                   $  6,066
                                                                                 --------                   --------
     Total current liabilities                                                      5,625                      6,066

Deferred income taxes                                                                 ---                        555
                                                                                 --------                   --------
     Total liabilities                                                              5,625                      6,621
                                                                                 --------                   --------

Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                                  ---                        ---
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 12,101,253 and
     11,933,628 at October 31, 2006 and 2005, respectively                            121                        119

Additional paid-in capital                                                         75,132                     74,070
Retained earnings                                                                   4,672                      6,153
                                                                                 --------                   --------
     Total shareholders' equity                                                    79,925                     80,342
                                                                                 --------                   --------
     Total liabilities and shareholders' equity                                  $ 85,550                   $ 86,963
                                                                                 ========                   ========



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